FOR IMMEDIATE RELEASE

Contact:	Emily Deissler/Benjamin Spicehandler/Spencer Waybright
Sard Verbinnen & Co
212-687-8080
Jonathan Doorley/Conrad Harrington
Sard Verbinnen & Co - Europe
+44 (0)20 3178 8914
J. Bryant Kirkland III, Vector Group Ltd.
305-579-8000
VECTOR GROUP REPORTS UPDATED FOURTH QUARTER AND FULL-YEAR 2015 FINANCIAL RESULTS

Updated Financials Reflect Positive Impact of Reduced MSA Payment Estimates

MIAMI, FL, March 8, 2016 - Vector Group Ltd. (NYSE:VGR) today announced updates to its previously issued fourth quarter and full-year 2015 financial results to reflect the positive impact of changes in estimates relating to the Master Settlement Agreement (“MSA”). The changes in the Company’s Tobacco segment’s operations primarily resulted from an updated calculation of the Company’s 2015 MSA liability, which occurred after the initial receipt of a preliminary calculation from the MSA’s Independent Auditor. Additional changes result from a recent state court decision of a long-standing dispute related to the MSA and the adjustment of a promotional accrual.

Impact on GAAP Financial Results

The impact on Vector Group’s previously reported Condensed Consolidated Statement of Operations, which was previously included as Table 1 to the Company's Press Release issued on February 29, 2016, is as follows:

•	Revenues increased by $766,000 in both the fourth quarter and full-year ended December 31, 2015;

•	Cost of sales declined by $1.936 million in both the fourth quarter and full-year ended December 31, 2015;

•	Operating income increased by $2.702 million in both the fourth quarter in full-year ended December 31, 2015;

•	Income tax expense increased by $1.181 million in both the fourth quarter and full-year ended December 31, 2015;

•	Net income increased $1.521 million in both the fourth quarter and full-year ended December 31, 2015; and,

•	Earnings per diluted common share attributable to Vector Group increased from $0.05 to $0.06 for the quarter and from $0.48 to $0.49 for the year ended December 31, 2015.

Impact on Non-GAAP Financial Results

The impact on Vector Group's previously reported Non-GAAP Financial Results in Tables 2 - 6 of the Company's press release issued on February 29, 2016 is summarized below. There were no changes to Tables 7 - 10 in the Company's press release issued on February 29, 2016.

•	Pro-forma Adjusted Revenues has been updated to $430.8 million for the fourth-quarter (from $430.0 million) and $1.659 billion (from $1.658 billion) for the full-year ended December 31, 2015;

•
Pro-forma Adjusted EBITDA attributed to Vector Group has been updated to $58.4 million (from $55.2 million) for the fourth quarter and $245.9 million (from $242.7 million) for the full-year ended December 31, 2015;

•	Pro-forma Adjusted Net Income has been updated to $16.4 million (from $14.6 million) for the fourth quarter and $72.5 million (from $70.6 million) for the full-year ended December 31, 2015;

•	Pro-forma Adjusted Earnings per diluted common share has been updated to $0.13 (from $0.12) for the fourth quarter and $0.60 (from $0.58) for the full-year ended December 31, 2015;

•	Pro-forma Adjusted Operating Income has been updated to $54.3 million (from $51.0 million) and $232.0 million (from $228.8 million) for the full-year ended December 31, 2015; and,

•	Tobacco Adjusted Operating Income has been updated to $61.2 million (from $57.9 million) and $234.0 million (from $230.7 million).

Vector Group Ltd.’s Annual Report on Form 10-K is being filed shortly and will include these adjustments.

The following is an updated report of Vector Group Ltd.’s fourth quarter and full-year 2015 financial results, which impacts both.

GAAP Financial Results

Fourth quarter 2015 revenues were $430.3 million, compared to revenues of $417.6 million in the fourth quarter of 2014. The Company recorded operating income of $31.0 million in the fourth quarter of 2015, compared to operating income of $47.1 million in the fourth quarter of 2014. Net income attributed to Vector Group Ltd. for the 2015 fourth quarter was $7.9 million, or $0.06 per diluted common share, compared to net income of $12.2 million, or $0.11 per diluted common share, in the 2014 fourth quarter.
For the year ended December 31, 2015, revenues were $1.66 billion, compared to $1.59 billion for the year ended December 31, 2014. The Company recorded operating income of $199.9 million for the year ended December 31, 2015, compared to operating income of $212.4 million for the 2014 year. Net income attributed to Vector Group Ltd. for the year ended December 31, 2015 was $59.2 million, or $0.49 per diluted common share, compared to net income of $36.9 million, or $0.33 per diluted common share, for the year ended December 31, 2014.

Non-GAAP Financial Results

Non-GAAP financial results also include adjustments for purchase accounting associated with the Company's acquisition of its additional 20.59% interest in Douglas Elliman Realty, LLC in December 2013, litigation settlement and judgment expenses in the Tobacco segment, settlements of long-standing disputes related to the Master Settlement Agreement in the Tobacco segment, restructuring and pension curtailment expense in the Tobacco segment, non-cash stock compensation expense (for purposes of Pro-forma Adjusted EBITDA only) and non-cash interest items associated with the Company's convertible debt. Reconciliations of non-GAAP financial results to the comparable GAAP financial results for the three months and year ended December 31, 2015 and 2014 are included in Tables 2 through 10.

Three months ended December 31, 2015 compared to the three months ended December 31, 2014

Fourth quarter 2015 Pro-forma Adjusted Revenues (as described in Table 2 attached hereto) were $430.8 million compared to $417.7 million in 2014. The increase was primarily due to an increase in Pro-forma Adjusted Revenues in the Real Estate segment of $16.8 million offset by declines in the Company's Tobacco and E-cigarette segments.
Pro-forma Adjusted EBITDA attributed to Vector Group (as described below and in Table 3 attached hereto) were $58.4 million for the fourth quarter of 2015 as compared to $53.2 million for the fourth quarter of 2014. The increase in Pro-forma Adjusted EBITDA attributed to Vector Group for the three months ended December 31, 2015 was primarily attributable to higher profits in the Tobacco segment.
Pro-forma Adjusted Net Income (as described below and in Table 4 attached hereto) was $16.4 million or $0.13 per diluted share for the three months ended December 31, 2015 and $12.5 million or $0.11 per diluted share for the three months ended December 31, 2014.
Pro-forma Adjusted Operating Income (as described below and in Table 5 attached hereto) was $54.3 million for the three months ended December 31, 2015 and $49.6 million for the three months ended December 31, 2014.

Year ended December 31, 2015 compared to the year ended December 31, 2014
For the year ended December 31, 2015 Pro-forma Adjusted Revenues (as described in Table 2 attached hereto) were $1.66 billion compared to $1.59 billion in 2014. The increase was primarily due to an increase in Pro-forma Adjusted Revenues of $80.1 million in the Real Estate segment offset by a decline of $10.6 million from the E-cigarette segment.
Pro-forma Adjusted EBITDA attributed to Vector Group (as described below and in Table 3 attached hereto) was $245.4 million for the year ended December 31, 2015 as compared to $226.9 million for the year ended December 31, 2014. The increase in Pro-forma Adjusted EBITDA attributed to Vector Group was primarily attributable to higher profits in the Tobacco segment. This was offset by a decline of Pro-forma Adjusted EBITDA from the Real Estate segment.
Pro-forma Adjusted Net Income (as described below and in Table 4 attached hereto) was $72.2 million or $0.60 per diluted share for the year ended December 31, 2015 and $63.8 million or $0.57 per diluted share for the year ended December 31, 2014.
Pro-forma Adjusted Operating Income (as described below and in Table 5 attached hereto) was $232.0 million for the year ended December 31, 2015 and $222.0 million for the year ended December 31, 2014.

Tobacco Segment Financial Results
For the fourth quarter 2015, the Tobacco segment had revenues of $270.6 million, compared to $272.8 million for the fourth quarter 2014. The decline in revenues was primarily due to a 0.2% decline in unit sales volume partially offset by favorable net pricing variances.
Tobacco Adjusted Operating Income (described below and included in Table 6 attached hereto) for the fourth quarter 2015 and 2014 was $61.2 million and $52.5 million, respectively.
For the year ended December 31, 2015, the Tobacco segment had revenues of $1.018 billion, compared to $1.021 billion for the year ended December 31, 2014. The decline in revenues was primarily due to a 1.9% decline in unit sales volume partially offset by favorable net pricing variances.
Tobacco Adjusted Operating Income (described below and included in Table 6 attached hereto) for the year ended December 31, 2015 and 2014 was $234.0 million and $200.2 million, respectively.
For the three months and year ended December 31, 2015, the Tobacco segment had conventional cigarette sales of approximately 2.35 billion and 8.69 billion units compared to 2.36 billion and 8.86 billion units for the three months and year ended December 31, 2014.
Real Estate Segment Financial Results
For the fourth quarter 2015, the Real Estate segment had Pro-forma Adjusted Revenues of $163.0 million, compared to $146.3 million for the fourth quarter 2014. The increase in revenues was primarily due to an increase in revenues at Douglas Elliman. For the fourth quarter 2015, Real Estate Pro-forma Adjusted EBITDA attributed to the Company were $3.9 million, compared to $6.2 million for the fourth quarter 2014.
For the year ended December 31, 2015, the Real Estate segment had Pro-forma Adjusted Revenues of $643.3 million, compared to $563.2 million for the year ended December 31, 2014. The increase in revenues was primarily due to an increase in revenues at Douglas Elliman. For the year ended December 31, 2015, Real Estate Pro-forma Adjusted EBITDA attributed to the Company were $26.8 million, compared to $40.2 million for the year ended December 31, 2014.

Douglas Elliman's results are included in Vector Group Ltd.'s Real Estate segment and Douglas Elliman continued its strong growth by reporting increases in its Pro-Forma Adjusted Revenues of 17.3% for the year ended December 31, 2015 from the comparable 2014 period.  During 2015, Douglas Elliman continued to make strategic investments by bolstering its development marketing division and incurring increased advertising and marketing expenses to strengthen the long-term value of the Douglas Elliman brand.
Douglas Elliman's Pro-Forma Adjusted Revenues for the fourth quarter 2015 were $161.2 million, compared to $144.6 million for the fourth quarter 2014. For the fourth quarter 2015, Douglas Elliman's Pro-forma Adjusted EBITDA were $5.9 million ($4.1 million attributed to the Company), compared to $6.1 million ($4.3 million attributed to the Company) for the fourth quarter 2014.
Douglas Elliman's Pro-Forma Adjusted Revenues for the year ended December 31, 2015 were $637.0 million, compared to $543.2 million for the year ended December 31, 2014. For the year ended December 31, 2015, Douglas Elliman's Pro-forma Adjusted EBITDA were $35.7 million ($25.2 million attributed to the Company), compared to $50.7 million ($35.8 million attributed to the Company) for the year ended December 31, 2014.
For the fourth quarter and year ended December 31, 2015, Douglas Elliman achieved closed sales of approximately $6.2 billion and $22.4 billion, compared to $4.9 billion and $18.2 billion for the three months and year ended December 31, 2014.
During the year ended December 31, 2014, the Company identified material weaknesses in internal controls over financial reporting at Douglas Elliman related to the effectiveness of its monitoring process under Section 404 of the Sarbanes-Oxley Act of 2002. The Company has concluded certain of these material weaknesses have continued in 2015.  Vector Group is continuing to take measures associated with remediation of these weaknesses, including engaging service providers that may be necessary and advisable, to address these weaknesses.

E-cigarettes Segment Financial Results
For the fourth quarter 2015, the E-cigarette segment had Pro-forma Adjusted Revenues of negative $2.9 million and a loss of Pro-forma Adjusted EBITDA of $5.3 million compared to Pro-forma Adjusted Revenues of negative $1.4 million and a loss of Pro-forma Adjusted EBITDA of $6.0 million for the fourth quarter 2014.
For the year ended December 31, 2015, the E-cigarette segment had Pro-forma Adjusted Revenues of negative $2.0 million and a loss of Pro-forma Adjusted EBITDA of $13.0 million compared to Pro-forma Adjusted Revenues of $8.6 million and a loss of Pro-forma Adjusted EBITDA of $13.1 million for the year ended December 31, 2014.

Retroactive Adjustment to Previously Reported Results

During the fourth quarter of 2015, the Company adopted the equity method of accounting for its investments in Ladenburg Thalmann Financial Services Inc. and Castle Brands Inc. because the Company determined that it had significant influence over these investments. The Company had previously accounted for these investments under the cost method as part of "Investments Available for Sale". In accordance with Generally Accepted Accounting Principles, the Company has adjusted its previously issued financial statements, retroactively, as if the equity method of accounting had been in effect since inception of each of these investments.

Non-GAAP Financial Measures
Pro-forma Adjusted Revenues, Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income, Pro-forma Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Pro-forma Adjusted Revenues, New Valley LLC Pro-forma Adjusted EBITDA, Douglas Elliman Realty, LLC Adjusted Revenues, and Douglas Elliman Realty, LLC Adjusted EBITDA (hereafter referred to as "the Non-GAAP Financial Measures") are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). The Company believes that the Non-GAAP Financial Measures are important measures that supplement discussions and analysis of its results of operations and enhances an understanding of its operating performance. The Company believes the Non-GAAP Financial Measures provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. Management uses the Non-GAAP Financial Measures as measures to review and assess operating performance of the Company's business, and management and investors should review both the overall performance (GAAP net income) and the operating performance (the Non-GAAP Financial Measures) of the Company's business. While management considers the Non-GAAP Financial Measures to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, the Non-GAAP Financial Measures are susceptible to varying calculations and the Company's measurement of the Non-GAAP Financial Measures may not be comparable to those of other companies. Attached hereto as Tables 2 through 10 is information relating to the Company's the Non-GAAP Financial Measures for the three months and years ended December 31, 2015 and 2014.

[Financial Tables Follow]

TABLE 1
VECTOR GROUP LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Year ended
	December 31,		December 31,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Revenues
Tobacco*	$270,616	$272,791	$1,017,761	$1,021,259
Real estate	162,565	146,187	641,406	561,467
E-Cigarettes	(2,851)	(1,388)	(1,970)	8,589
Total revenues	430,330	417,590	1,657,197	1,591,315

Expenses:
Cost of sales:
Tobacco*	191,585	198,058	697,900	735,725
Real estate	100,981	92,497	410,287	354,028
E-Cigarettes	22	950	1,540	7,307
Total cost of sales	292,588	291,505	1,109,727	1,097,060

Operating, selling, administrative and general expenses	86,772	78,199	320,221	279,342
Litigation, settlement and judgment expense	14,229	750	20,072	2,475
Restructuring charges	5,709	—	7,257	—
Operating income	31,032	47,136	199,920	212,438

Other income (expenses):
Interest expense	(24,286)	(37,321)	(120,691)	(160,991)
Change in fair value of derivatives embedded within convertible debt	5,695	11,962	24,455	19,409
Acceleration of interest expense related to debt conversion	—	(93)	—	(5,205)
Equity in earnings from real estate ventures	723	1,101	2,001	4,103
Equity in (losses) earnings from investments	(26)	926	(2,681)	3,140
Gain (loss) on sale of investment securities available for sale	(880)	27	11,138	(11)
Impairment of investment securities available for sale	(635)	—	(12,846)	—
Other, net	1,308	2,535	6,409	9,396
Income before provision for income taxes	12,931	26,273	107,705	82,279
Income tax expense	3,494	12,681	41,233	33,165

Net income	9,437	13,592	66,472	49,114

Net (income) loss attributed to non-controlling interest	(1,533)	(1,377)	(7,274)	(12,258)

Net income attributed to Vector Group Ltd.	$7,904	$12,215	$59,198	$36,856

Per basic common share:

Net income applicable to common shares attributed to Vector Group Ltd.	$0.06	$0.11	$0.49	$0.33

Per diluted common share:

Net income applicable to common shares attributed to Vector Group Ltd.	$0.06	$0.11	$0.49	$0.33

Cash distributions declared per share	$0.40	$0.38	$1.54	$1.47

* Revenues and Cost of goods sold include excise taxes of $118,342, $118,652, $439,647 and $446,086 respectively.

TABLE 2
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF PRO-FORMA ADJUSTED REVENUES
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Year ended
	December 31,		December 31,
	2015	2014	2015	2014

Revenues	$430,330	$417,590	$1,657,197	$1,591,315

Purchase accounting adjustments (a)	481	85	1,925	1,768
Total adjustments	481	85	1,925	1,768

Pro-forma Adjusted Revenues (b)	$430,811	$417,675	$1,659,122	$1,593,083

Pro-forma Adjusted Revenues by Segment
Tobacco (b)	$270,616	$272,791	$1,017,761	$1,021,259
E-cigarettes	(2,851)	(1,388)	(1,970)	8,589
Real Estate (c)	163,046	146,272	643,331	563,235
Corporate and Other	—	—	—	—
Total (b)	$430,811	$417,675	$1,659,122	$1,593,083

a.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

b.	Includes excise taxes of $118,342, $118,652, $439,647, and $446,086 for the quarter and year ended December 31, 2015 and 2014,respectively.

c.	Includes Pro-forma Adjusted Revenues from Douglas Elliman Realty, LLC $161,193, $144,564, $637,000, and $543,230 for the quarter and year ended December 31, 2015 and 2014, respectively.

TABLE 3
VECTOR GROUP LTD. AND SUBSIDIARIES
COMPUTATION OF PRO-FORMA ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Year ended
	December 31,		December 31,
	2015	2014	2015	2014

Net income attributed to Vector Group Ltd.	$7,904	$12,215	$59,198	$36,856
Interest expense	24,286	37,321	120,691	160,991
Income tax expense	3,494	12,681	41,233	33,165
Net income attributed to non-controlling interest	1,533	1,377	7,274	12,258
Depreciation and amortization	6,258	5,900	25,654	24,499
EBITDA	$43,475	$69,494	$254,050	$267,769
Change in fair value of derivatives embedded within convertible debt (a)	(5,695)	(11,962)	(24,455)	(19,409)
Equity in losses (earnings) from investments (b)	26	(926)	2,681	(3,140)
Loss (gain) on sale of investment securities available for sale	880	(27)	(11,138)	11
Impairment of investment securities available for sale	635	—	12,846	—
Equity in earnings from real estate ventures (c)	(723)	(1,101)	(2,001)	(4,103)
Pension settlement charge	—	—	1,607	—
Acceleration of interest expense related to debt conversion	—	93	—	5,205
Stock-based compensation expense (d)	1,972	1,224	5,620	3,251
Litigation settlement and judgment expense (e)	14,229	750	20,072	2,475
Impact of MSA settlement (f)	1,357	—	(4,364)	(1,419)
Restructuring charges	5,709	—	7,257	—
Purchase accounting adjustments (g)	379	465	1,435	1,478
Other, net	(1,308)	(2,535)	(6,409)	(9,396)
Pro-forma Adjusted EBITDA	$60,936	$55,475	$256,684	$242,722
Pro-forma Adjusted EBITDA attributed to non-controlling interest	(2,535)	(2,244)	(11,267)	(15,858)
Pro-forma Adjusted EBITDA attributed to Vector Group Ltd.	$58,401	$53,231	$245,417	$226,864

Pro-forma Adjusted EBITDA by Segment
Tobacco	$63,800	$54,882	$245,374	$211,168
E-cigarettes	(5,327)	(6,023)	(13,037)	(13,124)
Real Estate (h)	6,413	8,447	38,111	56,036
Corporate and Other	(3,950)	(1,831)	(13,247)	(11,358)
Total	$60,936	$55,475	$257,201	$242,722

Pro-forma Adjusted EBITDA Attributed to Vector Group by Segment
Tobacco	$63,800	$54,882	$245,374	$211,168
E-cigarettes	(5,327)	(6,023)	(13,037)	(13,124)
Real Estate (i)	3,878	6,203	26,844	40,178
Corporate and Other	(3,950)	(1,831)	(13,247)	(11,358)
Total	$58,401	$53,231	$245,934	$226,864

a.	Represents income or losses recognized from changes in the fair value of the derivatives embedded in the Company's convertible debt.

b.	Represents income or losses recognized from investments that the Company accounts for under the equity method.

c.	Represents equity income (loss) recognized from the Company's investment in certain real estate businesses that are not consolidated in its financial results.

d.	Represents amortization of stock-based compensation.

e.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation.

f.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

g.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

h.
Includes Pro-forma Adjusted EBITDA for Douglas Elliman Realty, LLC of $5,855, $6,125, $35,740,and $50,655 for the quarter and year ended December 31, 2015 and 2014, respectively. Amounts reported in this footnote reflect 100% of Douglas Elliman Realty, LLC's entire Pro-forma Adjusted EBITDA.

i.
Includes Pro-forma Adjusted EBITDA for Douglas Elliman Realty, LLC less non-controlling interest of $4,133, $4,324, $25,229, and $35,757 the quarter and year ended December 31, 2015 and 2014, respectively. Amounts reported in this footnote have adjusted Douglas Elliman Realty, LLC's Pro-forma Adjusted EBITDA for non-controlling interest.

TABLE 4
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF PRO-FORMA ADJUSTED NET INCOME
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Year ended
	December 31,		December 31,
	2015	2014	2015	2014

Net income attributed to Vector Group Ltd.	$7,904	$12,215	$59,198	$36,856

Acceleration of interest expense related to debt conversion	—	93	—	5,205
Change in fair value of derivatives embedded within convertible debt	(5,695)	(11,962)	(24,455)	(19,409)
Non-cash amortization of debt discount on convertible debt	7,565	9,744	27,211	51,472
Litigation settlement and judgment expense (a)	14,229	750	20,072	2,475
Pension settlement charge	—	—	1,607	—
Interest expense capitalized to real estate ventures	(9,928)	—	(9,928)	—
Impact of MSA settlement (b)	1,357	—	(4,364)	(1,419)
Restructuring charges	5,709	—	7,257	—
Out-of-period adjustment related to Douglas Elliman acquisition in 2013 (c)	—	—	—	(1,231)
Douglas Elliman Realty, LLC purchase accounting adjustments (d)	1,358	1,189	5,303	6,019
Total adjustments	14,595	(186)	22,703	43,112

Tax expense related to adjustments	(6,073)	77	(9,447)	(17,827)
Adjustments to income tax expense due to purchase accounting (e)	—	365	—	1,670

Pro-forma Adjusted Net Income attributed to Vector Group Ltd.	$16,426	$12,471	$72,152	$63,811

Per diluted common share:

Pro-forma Adjusted Net Income applicable to common shares attributed to Vector Group Ltd.	$0.13	$0.11	$0.60	$0.57

a. Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation.

b.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

c.
Represents an out-of-period adjustment related to a non-accrual of a receivable from Douglas Elliman Realty in the fourth quarter of 2013 and would have increased the Company's gain on acquisition of Douglas Elliman in 2013.

d.
Represents 70.59% of purchase accounting adjustments in the periods presented for assets acquired in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

e.
Represents adjustments to income tax expense due to a change in the Company's marginal income tax rate from 40.6% to 41.35% as a result of its acquisition of 20.59% of Douglas Elliman Realty, LLC on December 13, 2013.

TABLE 5
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF PRO-FORMA ADJUSTED OPERATING INCOME
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Year ended
	December 31,		December 31,
	2015	2014	2015	2014

Operating income	$31,032	$47,136	$199,920	$212,438

Litigation settlement and judgment expense (a)	14,229	750	20,072	2,475
Pension settlement charge	—	—	1,607	—
Restructuring expense	5,709	—	7,257	—
Impact of MSA settlement (b)	1,357	—	(4,364)	(1,419)
Douglas Elliman Realty, LLC purchase accounting adjustments (c)	1,925	1,684	7,513	8,527
Total adjustments	23,220	2,434	32,085	9,583

Pro-forma Adjusted Operating Income (d)	$54,252	$49,570	$232,005	$222,021

a.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation.

b.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

c.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

d.	Does not include a reduction for 29.41% non-controlling interest in Douglas Elliman Realty, LLC.

TABLE 6
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF TOBACCO ADJUSTED OPERATING INCOME
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Year ended
	December 31,		December 31,
	2015	2014	2015	2014

Operating income from tobacco segment	$39,878	$51,724	$209,393	$199,119

Litigation settlement and judgment expense (a)	14,229	750	20,072	2,475
Pension settlement charge	—	—	1,607	—
Restructuring expense	5,709	—	7,257	—
Impact of MSA settlement (b)	1,357	—	(4,364)	(1,419)
Total adjustments	21,295	750	24,572	1,056

Tobacco Adjusted Operating Income	$61,173	$52,474	$233,965	$200,175

a.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation.

b.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

TABLE 7
VECTOR GROUP LTD. AND SUBSIDIARIES
ANALYSIS OF NEW VALLEY LLC PRO-FORMA ADJUSTED REVENUES
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Year ended
	December 31,		December 31,
	2015	2014	2015	2014

New Valley LLC revenues	$162,565	$146,187	$641,406	$561,467

Purchase accounting adjustments (a)	481	85	1,925	1,768
Total adjustments	481	85	1,925	1,768

New Valley LLC Pro-forma Adjusted Revenues (b)	$163,046	$146,272	$643,331	$563,235

a.	Amounts represent purchase accounting adjustments recorded in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC., which occurred in 2013.

b.	Includes Pro-forma Adjusted Revenues from Douglas Elliman Realty, LLC of $161,193, $144,564, $637,000, and $543,230 for the quarter and year ended December 31, 2015 and 2014, respectively.

TABLE 8
VECTOR GROUP LTD. AND SUBSIDIARIES
COMPUTATION OF NEW VALLEY LLC PRO-FORMA ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Year ended
	December 31,		December 31,
	2015	2014	2015	2014

Net income attributed to Vector Group Ltd. from subsidiary non-guarantors (a)	$1,453	$3,759	$11,668	$21,420
Interest expense (a)	3	1	7	41
Income tax expense (a)	986	2,008	8,890	17,428
Net income attributed to non-controlling interest (a)	1,533	1,377	7,274	12,258
Depreciation and amortization	3,217	2,495	12,589	12,204
EBITDA	$7,192	$9,640	$40,428	$63,351
Income from non-guarantors other than New Valley	25	7	91	93
Equity in earnings from real estate ventures (b)	(723)	(1,101)	(2,001)	(4,103)
Purchase accounting adjustments (c)	379	465	1,435	1,478
Other, net	(468)	(489)	(1,754)	(4,786)
Pro-forma Adjusted EBITDA	$6,405	$8,522	$38,199	$56,033
Pro-forma Adjusted EBITDA attributed to non-controlling interest	(2,535)	(2,244)	(11,267)	(15,858)
Pro-forma Adjusted EBITDA attributed to New Valley LLC	$3,870	$6,278	$26,932	$40,175

Pro-forma Adjusted EBITDA by Segment
Real Estate (d)	$6,413	$8,447	$38,111	$56,036
Corporate and Other	(8)	75	88	(3)
Total (f)	$6,405	$8,522	$38,199	$56,033

Pro-forma Adjusted EBITDA Attributed to New Valley LLC by Segment
Real Estate (e)	$3,878	$6,203	$26,844	$40,178
Corporate and Other	(8)	74	88	(3)
Total (f)	$3,870	$6,277	$26,932	$40,175

a.
Amounts are derived from Vector Group Ltd.'s Consolidated Financial Statements. See Note entitled "Vector Group Ltd.'s Condensed Consolidating Financial Information" contained in Vector Group Ltd.'s Form 10-K and Form 10-Q for the year ended December 31, 2014 and the quarterly period ended December 31, 2015.

b.	Represents equity income (loss) recognized from the Company's investment in certain real estate businesses that are not consolidated in its financial results.

c.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

d.
Includes Pro-forma Adjusted EBITDA for Douglas Elliman Realty, LLC of $5,855, $6,125, $35,740, and $50,655 for the quarter and year ended December 31, 2015 and 2014, respectively. Amounts reported in this footnote reflect 100% of Douglas Elliman Realty, LLC's entire Pro-forma Adjusted EBITDA.

e.
Includes Pro-forma Adjusted EBITDA for Douglas Elliman Realty, LLC less non-controlling interest of $4,133, $4,324, $25,229, and $35,757 for the quarter and year ended December 31, 2015 and 2014, respectively. Amounts reported in this footnote have adjusted Douglas Elliman Realty, LLC's Pro-forma Adjusted EBITDA for non-controlling interest.

f.
New Valley's Pro-forma Adjusted EBITDA does not include an allocation of Vector Group Ltd.'s "Corporate and Other" segment's expenses (for purposes of computing Pro-Forma Adjusted EBITDA contained in Table 3 of this press release) of $3,950, $1,831, $13,247 and $11,358 for the quarter and year ended December 31, 2015 and 2014, respectively.

TABLE 9
VECTOR GROUP LTD. AND SUBSIDIARIES
ANALYSIS OF DOUGLAS ELLIMAN REALTY, LLC PRO-FORMA ADJUSTED REVENUES
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Year ended
	December 31,		December 31,
	2015	2014	2015	2014

Douglas Elliman Realty, LLC revenues	$160,712	$144,479	$635,075	$541,462

Purchase accounting adjustments (a)	481	85	1,925	1,768
Total adjustments	481	85	1,925	1,768

Douglas Elliman Realty, LLC Pro-forma Adjusted Revenues	$161,193	$144,564	$637,000	$543,230

a.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

TABLE 10
VECTOR GROUP LTD. AND SUBSIDIARIES
COMPUTATION OF DOUGLAS ELLIMAN REALTY, LLC PRO-FORMA ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Year ended
	December 31,		December 31,
	2015	2014	2015	2014

Net income attributed to Douglas Elliman Realty, LLC	$2,450	$4,682	$22,163	$38,414
Interest expense	1	1	4	38
Income tax expense	(45)	273	831	1,374
Depreciation and amortization	3,148	2,430	12,343	11,855
Douglas Elliman Realty, LLC EBITDA	$5,554	$7,386	$35,341	$51,681
Equity (loss) income from real estate ventures (a)	(37)	(24)	(945)	(110)
Purchase accounting adjustments (b)	379	(1,218)	1,435	1,478
Other, net	(41)	(19)	(91)	(2,394)
Douglas Elliman Realty, LLC Pro-forma Adjusted EBITDA	$5,855	$6,125	$35,740	$50,655

a.	Represents equity income recognized from the Company's investment in certain real estate businesses that are not consolidated in its financial results.

b.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.